UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2005

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7699	95-1948322
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

3125 Myers Street, Riverside, California 92503-5527

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 29, 2005, pursuant to a Purchase and Sale Agreement (the “PSA”), by and among, Fleetwood Enterprises, Inc. (“Fleetwood” or the “Company”), HomeOne Credit Corp. (“HomeOne”), a subsidiary of  Fleetwood, and Vanderbilt Mortgage and Finance, Inc. (“Vanderbilt”), an affiliate of Clayton Homes, Inc.,  the Company closed the sale of substantially all of its manufactured housing loan portfolio to Vanderbilt.  The aggregate sale price was $74,721,035.  As previously reported, on July 7, 2005 the Company and several subsidiaries of the Company entered into an Asset Purchase Agreement (the “APA”) with CMH Homes, Inc. and CMH of KY., Inc., both of which are subsidiaries of Clayton Homes, Inc., to sell the majority of the operating assets, including inventory, of the Company’s Fleetwood Retail Corp. manufactured housing retail operations.  Under the terms of the PSA, Vanderbilt paid 95.7 percent of the unpaid principal balance of each loan contract to HomeOne at the time of the closing of the PSA and agreed to pay the Company an additional 2.3 percent of the unpaid principal balance of each loan at the time of the closing of the transactions contemplated by the APA.  The PSA also provided that, subject to certain conditions, on any loans where a party to the loan is in bankruptcy Vanderbilt will only pay 65% of the unpaid principal balance.  The PSA further provides that Vanderbilt will purchase up to an additional $10 million principal amount of loans originated by HomeOne during the 60 day period following the closing on July 29, 2005, on substantially similar terms.  The PSA contains customary covenants, representations, warranties and indemnification provisions.

Item 1.02.    Termination of a Material Definitive Agreement.

Following the closing of the sale of the HomeOne Credit Corp. manufactured housing loan portfolio, on July 29, 2005, HomeOne paid the outstanding balance on its warehouse line with Greenwich Capital Financial Products (“Greenwich”), and terminated that facility.  Outstanding borrowings under the line of credit were approximately $46,550,780. The termination was pursuant to the terms of an amendment dated as of July 28, 2005 to the $75 million warehouse line of credit between HomeOne, HomeOne Funding I and Greenwich. The amendment also terminated Fleetwood’s guarantee of HomeOne’s obligations under the warehouse line.  Fleetwood paid Greenwich a termination fee of $750,000, equal to one percent (1%) of the maximum amount of the credit line.

Item 9.01   Financial Statements and Exhibits.

(a)  Inapplicable.

(b)  Inapplicable.

(c)  Exhibits.

99.1   Amendment Number Six dated as of July 28, 2005 to the Master Loan and Security Agreement dated as of December 30, 2003 between HomeOne Funding I and Greenwich Capital Financial Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    August 4, 2005

FLEETWOOD ENTERPRISES, INC.

By:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, General Counsel and Secretary